EXHIBIT 99.1

INTERNATIONAL STEEL GROUP INC.

Proxy for the Special Meeting of Stockholders on [day], April [ •  ], 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

INTERNATIONAL STEEL GROUP INC.

      The undersigned stockholder of International Steel Group Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement/ Prospectus, each dated March [     ], 2005, and hereby appoints Rodney B. Mott, Leonard M. Anthony and Carlos M. Hernandez and each of them, proxies and attorneys-in-fact, with full power to each of substitution and resubstitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of International Steel Group Inc., to be held on [day], April [     ], 2005 at [ •  ], local time, at the InterContinental The Barclay New York, 111 East 48th Street, New York, New York and at any postponements and adjournments thereof, and to vote all shares of ISG common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

      THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR APPROVAL OF EACH OF THE PROPOSALS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS WHICH ARE UNKNOWN A REASONABLE TIME BEFORE THE SOLICITATION OF PROXIES IN CONNECTION WITH THE SPECIAL MEETING AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

(Continued, and to be marked, dated and signed, on the reverse side)

INTERNATIONAL STEEL GROUP INC.

SPECIAL MEETING OF STOCKHOLDERS

[day], April [ • ], 2005

VOTE BY MAIL

•	Mark, sign and date your proxy card.

•	Detach your proxy card.

•	Return your proxy card in the postage paid envelope provided.

      1. Adoption of the Agreement and Plan of Merger and Reorganization, dated as of October 25, 2004, by and among Mittal Steel Company N.V. (formerly known as Ispat International N.V.), Park Acquisition Corp. and International Steel Group Inc., pursuant to which ISG will merge with and into Park Acquisition Corp., with ISG becoming a wholly-owned subsidiary of Mittal Steel, and each share of ISG common stock will be converted into the right to receive one of the following: (1) $42.00 per share in cash, (2) a number of Mittal Steel class A common shares equal to $42.00 divided by the average closing price of Mittal Steel class A common shares for the 20 trading days prior to closing, up to a maximum of 1.21740 shares and a minimum of 0.95865 shares, or (3) a combination of cash and shares.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

      2. Approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve the proposal.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

Please sign exactly as name appears at left. Persons signing in a fiduciary capacity (e.g., executors, administrators, trustees) should so indicate. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.

Date:                     , 2005

Signature

Signature

WINDOW AREA

Please Detach Here

▼ You Must Detach This Portion of the Proxy Card ▼
Before Returning it in the Enclosed Envelope